SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 3, 2001
                                ----------------


                                    ATG INC.
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)



                    0-23781                        94-2657762
            (Commission File Number)   (IRS Employer Identification No.)

                       3400 Arden Road, Fremont, CA       94545
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 783-8200

               47375 Fremont Boulevard, Fremont, California 94538
                                (Former address)

Item 3. Bankruptcy

     On December 3, 2001, ATG Inc. ("ATG" or the "Company") filed a voluntary petition for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of California - Oakland Division (the "Bankruptcy Court"). This case has been assigned to Judge Randall Newsome and will be administered under Case Number 01-46389 N11. No trustee, receiver or examiner has been appointed, and the Company will act as a debtor-in-possession while being subject to the supervision and orders of the Bankruptcy Court. The Company intends to proceed with the preparation of a Chapter 11 plan of reorganization. A copy of the ATG news release, dated December 4, 2001, announcing the Chapter 11 filing, is filed as an exhibit to this report and is incorporated herein by this reference.

Item 5. Other Events

     On December 3, 2001, ATG has received a Nasdaq letter dated November 29, 2001, indicating that matters disclosed in the Company's news release dated November 19, 2001, will be considered in connection with the written hearing which has been scheduled with Nasdaq for December 13, 2001. The Company's news release, dated December 4, 2001, announcing the Nasdaq letter of November 29, 2001, relative to possible delisting of the Company's stock, is filed as an exhibit to this report and is incorporated herein by this reference.

Item 7.  Exhibits

          99.3 News release dated December 4, 2001, announcing Chapter 11 bankruptcy filing of ATG Inc.

          99.4 News release dated December 4, 2001, announcing Nasdaq deficiency letter of November 29, 2001, related to delisting of ATG Inc. securities on the Nasdaq National Market



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ATG Inc.
                                          (Registrant)


Dated:  December 4, 2001              By:  /s/ Doreen M. Chiu
                                           -----------------------------
                                           Doreen M. Chiu
                                           President and Chief Executive Officer